UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): April 20, 2010

Atlas Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32169	51-0404430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Westpointe Corporate Center One

1550 Coraopolis Heights Road

Moon Township, PA 15108

(Address of Principal Executive Offices) (Zip Code)

412-262-2830

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

Purchase and Sale Agreement

On April 20, 2010, Atlas Energy Resources, LLC (“Atlas”), a wholly owned subsidiary of Atlas Energy, Inc. (the “Company”), consummated the transactions described in the Purchase and Sale Agreement dated April 9, 2010 (the “Purchase Agreement”) with Reliance Marcellus, LLC (“Reliance”), a wholly-owned subsidiary of Reliance Industries Limited, pursuant to which Atlas and certain of its subsidiaries sold to Reliance a 40% undivided interest (the “Conveyed Interests” and, together with Atlas’s remaining 60% undivided interest, the “Joint Acreage”) in horizons located from the bottom of the Tully formation to the bottom of the Oriskany formation within a defined area of mutual interest (the “AMI”) comprised of undeveloped acreage in Allegheny, Armstrong, Butler, Cambria, Clarion, Clearfield, Fayette, Greene, Indiana, McKean, Somerset, Washington and Westmoreland Counties, Pennsylvania and Preston County, West Virginia, together with associated contracts and data. Reliance paid Atlas approximately $339.4 million in cash at closing for the Conveyed Interests. In addition, the parties entered into a Participation and Development Agreement (the “Development Agreement”), described below, pursuant to which Reliance will bear 75% of Atlas’s share of certain development costs, up to a maximum of approximately $1.36 billion, and Atlas and Reliance will participate in the exploration and development of the Joint Acreage and of any other properties jointly acquired by the parties in the AMI (collectively, the “Joint Interests”).

The Purchase Agreement was described and attached as an exhibit to the Form 8-K filed on April 13, 2010.

Participation and Development Agreement

The Development Agreement will remain in effect until the twelfth anniversary of the closing date unless earlier terminated by written agreement of the parties. The Development Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Development Costs and Drilling Carry Obligation

Atlas will hold a 60% participating interest share of the Joint Interests, and Reliance will hold a 40% participating interest share of the Joint Interests. Each party must generally pay its participating interest share of all development costs arising under the Development Agreement or under any applicable joint operating agreement (each, a “JOA”). However, Reliance will bear 75% of Atlas’s share of development costs that are capital expenditures, up to a maximum of approximately $1.36 billion, subject to possible adjustment for title defects as described above (the “Drilling Carry Obligation”). The Drilling Carry Obligation will end on the earlier to occur of (a) the date on which the entire amount of the Drilling Carry Obligation has been paid by Reliance, and (b) 5.5 years after the closing date, unless extended for certain circumstances, including if 85% or more of the wells proposed in the parties’ multi-year plan have been drilled to their target depths as of such date, in which case the drilling carry period will be extended for two additional years.

As security for Reliance’s performance of the Drilling Carry Obligation, Reliance will provide for four years an irrevocable letter of credit in the amount of $300 million, with a cumulative drawing amount of $550 million. The cumulative drawing amount will be reduced by the amounts of all payments that Reliance makes under the Drilling Carry Obligation and of drawings under the letter of credit. Reliance Industries Limited also provided a guarantee in the amount of $850 million for the Drilling Carry Obligation that will remain in effect for up to 7.5 years. In addition, the Company provided a guarantee, which will remain in effect for up to 7.5 years, of Atlas’s payment and performance obligations under the Development Agreement.

Operator Arrangements

The parties will enter into one or more JOA for each drilling unit and all or any portion of the Joint Interests prior to drilling. Atlas (or its designated subsidiary) will be designated to serve as the operator under each JOA (the “Operator”) and will operate the Joint Interests in accordance with the terms of the JOA (subject to the terms of the Development Agreement). Unless Atlas is required to operate pursuant to third-party contractual obligations, then one year after closing, Reliance may elect to become the Operator of a project area that it selects from among four possible project areas. If Reliance meets certain benchmarks with respect to the first project area, then it will have the right to become Operator of a second project area and then, similarly, of a third project area. The Operator may be removed for good cause, including for material breaches of the Operator’s obligations, failure to cure any such breach within 60 days, and fraud, willful misconduct or gross negligence in the performance of its duties under the Development Agreement or under a JOA, and for certain transfers of the Joint Interests.

Area of Mutual Interest

Atlas will serve as the exclusive leasing agent for properties in the AMI. If the Operator acquires any additional acreage in the AMI for the purpose of completing a drilling unit, the other party will be obligated to purchase its participating interest share of such additional acreage. If Atlas acquires any additional acreage in the AMI that is not for the purpose of completing a drilling unit, Reliance will have the option to purchase its participating interest share of such additional acreage (“Option Acreage”) on the same material terms and conditions. If Reliance chooses not to do so, Atlas will retain 100% of the Option Acreage, which will be excluded from the AMI and will not be governed by the Development Agreement or by any JOA.

Reliance’s Right of First Offer

If Atlas desires to sell more than 5% of the interest it holds as of the closing date in acreage outside the AMI to any non-affiliate, then Reliance may make an offer to purchase such interest. Atlas must accept Reliance’s offer if it is (a) for all of the interests to be sold by Atlas; (b) solely for cash and (on a present value basis) at least $8,000 per net acre; and (c) no less favorable to Atlas than the terms and conditions of the Development Agreement. The right of first offer will terminate on the tenth anniversary of the closing date.

Standstill Agreement

Also as part of the closing, Atlas, the Company, Reliance and Reliance Industries Limited entered into a standstill agreement pursuant to which Reliance and Reliance Industries Limited agreed, for five years and subject to certain exceptions, not to take any action to acquire any securities or a majority of the assets of the Company or Atlas, nor to take certain other actions with respect to the voting securities of Atlas and the Company. The standstill agreement is attached hereto as Exhibit 2.3 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 21, 2010, the Company issued a press release announcing the closing of the above-described transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended. In addition, the Company does not assume any obligation to update such information in the future.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.2	Participation and Development Agreement dated as of April 20, 2010.*

2.3	Standstill, AMI and Transfer Restriction Agreement dated as of April 20, 2010.

99.1	Press Release, dated April 21, 2010.

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Energy, Inc.

Date: April 21, 2010	By:	/s/ MATTHEW A. JONES
	Name:	Matthew A. Jones
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.2	Participation and Development Agreement dated as of April 20, 2010.*

2.3	Standstill, AMI and Transfer Restriction Agreement dated as of April 20, 2010.

99.1	Press Release, dated April 21, 2010.

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

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